Exhibit 21.1

DEL GLOBAL TECHNOLOGIES CORP.

PRINCIPAL SUBSIDIARIES

AS OF JULY 31, 2010

Name DM Imaging Corp. Villa Sistemi Medicali S.p.A. RFI Corporation	Jurisdiction of Incorporation or Organization Delaware Italy Delaware